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                                                                   EXHIBIT 23(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Torchmark Corporation:


We consent to incorporation by reference in the Registration Statements on Forms S-8 for The Torchmark Corporation 1996 Non-Employee Director Stock Option Plan and The Torchmark Corporation 1996 Executive Deferred Compensation Stock Option Plan of our report dated January 31, 1997, except for Note 16 which is as of March 11, 1997, relating to the consolidated balance sheet of Torchmark Corporation and subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, Annual Report on Form 10-K of Torchmark Corporation. Our report refers to changes in accounting principles to adopt the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of.


                                         /s/ KPMG Peat Marwick LLP

Birmingham, Alabama
May 14, 1997